Exhibit 10.3

                        INDEMNIFICATION ESCROW AGREEMENT

            This INDEMNIFICATION ESCROW AGREEMENT, dated as of May 4, 2004 (this "Agreement"), is made and entered into by and among NOMOS Corporation, a Delaware corporation (the "Company"), John A. Friede, on behalf of the Company's stockholders (the "Stockholder Representative"), North American Scientific, Inc., a Delaware corporation ("Acquiror"), and U.S. Bank National Association, a national banking association ("Escrow Agent"), in connection with the Agreement and Plan of Merger, dated as of October 26, 2003, as amended by the First Amendment to Agreement and Plan of Merger, dated as of November 25, 2003, and the Second Amendment to Agreement and Plan of Merger, dated as of March 2, 2004 (the "Merger Agreement"), among the Company, Acquiror and AM Capital I, Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Merger Sub").

                              W I T N E S S E T H:

            WHEREAS, pursuant to Section 3.6 of the Merger Agreement, the Company, on behalf of its stockholders (collectively, the "Stockholders"), has agreed to make available to Acquiror and the Merger Sub two separate escrow funds to compensate such parties for certain Indemnified Losses (as such term is defined in the Merger Agreement);

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual obligations herein, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. DEFINITIONS. All capitalized terms used but not defined herein are used herein as defined in the Merger Agreement.

            2. ESTABLISHMENT OF ESCROW. As of the Closing, Acquiror shall deliver, or cause its transfer agent to deliver, to the Escrow Agent for deposit into escrow hereunder:

                  (a) the following items (collectively, the "General Escrow Fund"):

                        (i) a certificate evidencing 10 percent of the shares of Acquiror Common Stock to be issued in the Merger as required by Section 3.6 of the Merger Agreement (collectively, the "General Escrowed Shares"), registered in the name of the Escrow Agent as nominee for the Stockholders; and

                        (ii) an aggregate amount of cash equal to 10 percent of the aggregate amount of cash to be paid in the Merger pursuant to Section 3.3 of the Merger Agreement as required by Section 3.6 of the Merger Agreement (the "General Escrowed Cash"); and

                  (b) the following items (collectively, the "Special Escrow Fund", and together with the General Escrow Fund, collectively, the "Escrow Fund"):

                        (i) a certificate evidencing 307,617 shares of Acquiror Common Stock to be issued in the Merger as required by Section 3.6 of the Merger Agreement (collectively, the "Special Escrowed Shares", and together with the General Escrowed Shares, the "Escrowed Shares"), registered in the name of the Escrow Agent as nominee for the Stockholders; and

                        (ii) an aggregate amount of cash equal to $700,800 to be paid in the Merger pursuant to Section 3.3 of the Merger Agreement as required by Section 3.6 of the Merger Agreement (the "Special Escrowed Cash", and together with the General Escrowed Cash, collectively, the "Escrowed Cash").

The Escrow Agent agrees to establish and maintain the General Escrow Fund and the Special Escrow Fund in the manner set forth herein. The Escrow Agent shall have no duty to confirm or verify the accuracy or correctness of the amount of any Escrowed Shares or Escrowed Cash deposited with it hereunder.

            3. MAINTENANCE OF THE ESCROW.

                  (a) With respect to each Escrow Fund, the Escrow Agent shall establish a separate account (each, a "Subaccount") for each Stockholder for the number of Escrowed Shares and the amount of Escrowed Cash set forth opposite such Stockholder's name in the column identified for each Escrow Fund on Annex A attached hereto (the "Stockholder List"). The ratio of the total number of Escrowed Shares listed opposite a given Stockholder's name on the Stockholder List to the total number of Escrowed Shares set forth on the Stockholder List, as of the date hereof, is referred to herein as such Stockholder's "Proportional Interest in Shares." The ratio of the amount of Escrowed Cash listed opposite a given Stockholder's name on the Stockholder List to the total amount of Escrowed Cash set forth on the Stockholder List, as of the date hereof, is referred to herein as such Stockholder's "Proportional Interest in Cash." A Stockholder's Proportional Interest in Shares and Proportional Interest in Cash shall collectively be referred to herein as such Stockholder's "Proportional Interest."

                  (b) The Escrow Agent shall invest the Escrowed Cash at the written direction of the Stockholder Representative in any of the following (collectively the "Permitted Investments"): (i) United States Treasury Bills maturing within ninety-one (91) days of the date of purchase, (ii) demand deposit accounts, money market deposit accounts and certificates of deposit with a term not greater than ninety (90) days with a United States depository having a reported capital and surplus of not less than $50 million and (iii) commercial paper which is rated on the date of purchase in one of the two highest rating categories by both Standard and Poor's Ratings Group and Moody's Investors Service, Inc. and matures not more than ninety (90) days from the date of purchase. In the absence of duly authorized and complete directions regarding investment of Escrowed Cash from the Stockholder Representative, Escrow Agent shall automatically invest and reinvest the same in units of the money market mutual funds identified on Annex C attached hereto and incorporated herein, which funds may be managed by an affiliate of the Escrow Agent. Any income earned or accrued with respect to the applicable Escrowed Cash amount shall become a part of the applicable Escrow Fund (but shall not be used to satisfy any claims by Acquiror Indemnified Parties pursuant to Section 5 hereof) and credited proportionately to the Subaccounts into which the applicable Escrowed Cash was initially deposited on the date hereof. The Escrow Agent shall have no liability for any loss incurred as a result of investments made or liquidated by it in accordance with the provisions of this Agreement.

                  (c) Any distributions in respect of the Escrowed Shares for stock splits, stock combinations, recapitalizations and similar transactions received by the Escrow Agent shall become a part of the applicable Escrow Fund, credited proportionately to the applicable Subaccounts in accordance with the Proportional Interest in Shares and shall be considered Escrowed Shares of each Stockholder for all purposes hereof. In the event the Escrowed Shares are reclassified or otherwise changed into or exchanged for other securities, property or cash pursuant to any merger, consolidation, sale of assets or liquidation or other transaction, the securities, cash or other property received by the Escrow Agent in respect of the Escrowed Shares shall become a part of the applicable Escrow Fund, credited proportionately to the Subaccounts in accordance with the Proportional Interest in Shares of each Stockholder and shall be considered Escrowed Shares for all purposes hereof. All other distributions in respect of the Escrowed Shares received by the Escrow Agent shall become a part of the applicable Escrow Fund (but shall not be used to satisfy any claims by Acquiror Indemnified Parties pursuant to Section 5 hereof) and credited proportionately to the Subaccounts of the Stockholders in accordance with the Proportional Interest in Shares.

                  (d) The Escrow Agent shall maintain records reflecting each Stockholder's Proportional Interest in the applicable Escrow Fund and shall adjust each Subaccount to reflect distributions from, and additions or substitutions to, the applicable Escrow Fund. The Escrow Agent is hereby granted the power to effect any transfer or distribution of all or any portion of the applicable Escrow Fund required by this Agreement. Acquiror shall cooperate with the Escrow Agent in promptly issuing, or causing its transfer agent to promptly issue, such stock certificates as shall be required to effect transfers of Escrowed Shares required by this Agreement. All Escrowed Shares and other securities held in the Escrow Fund shall be registered in the name of the Escrow Agent as nominee for the Stockholders in the respective amounts set forth on the Stockholder List. Notwithstanding the above, upon the determination by Acquiror that a Stockholder has perfected its dissenter's right of appraisal under applicable Delaware law, Acquiror shall deliver to the Escrow Agent a revised Stockholder List that removes such Stockholder from the Stockholder List and reflects such removal in calculating the Proportional Interest of all other Stockholders, which shall replace, in its entirety, Annex A attached hereto.

                  (e) All dividends, distributions, interest and gains earned or realized on the applicable Escrow Fund (collectively "Earnings") and credited to each Subaccount shall be treated as having been received by the Stockholders to whose Subaccount the Earnings are credited for tax purposes. The Stockholder List sets forth each Stockholder's address and Taxpayer Identification Number. The Escrow Agent shall file information returns with the United States Internal Revenue Service and distribute payee statements to the Stockholders, documenting such Earnings. Stockholder Representative shall provide to the Escrow Agent all forms and information necessary to complete such information returns and payee statements. In the event the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, relating to any Earnings or any payment made hereunder, the Escrow Agent may deduct such taxes from the Escrow Fund.

            4. ADMINISTRATION OF ESCROW FUND.

                  (a) Subject to the provisions of Article XII of the Merger Agreement and Sections 5 of this Agreement, (i) the General Escrow Fund shall be available to compensate the Acquiror Indemnified Parties for any General Indemnified Losses and (ii) the Special Escrow Fund shall be available to compensate the Acquiror Indemnified Parties for any Special Indemnified Losses.

                  (b) No Escrowed Shares or any beneficial interest therein or any other portion of the applicable Escrow Fund may be pledged, sold, assigned or transferred, including by operation of law, by any Stockholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such Stockholder, prior to the delivery and transfer to such Stockholder of such Stockholder's Proportional Interest of the applicable Escrow Fund by the Escrow Agent as provided herein.

                  (c) The Escrow Agent shall hold and safeguard the Escrow Fund during the term of this Agreement, shall not treat the Escrow Fund as the property of Acquiror and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof. Any distributions declared in respect of Escrowed Shares, but unpaid prior to the dates such Escrowed Shares are distributed from the Escrow Fund shall not be added to the Escrow Fund pursuant to Section 5 hereof but shall be distributed to the record holders of such Escrowed Shares immediately prior to the date of such distribution.

                  (d) Each Stockholder shall be deemed the record holder of, and shall have voting, dividend, distribution and all other rights in respect of, the shares of Acquiror Common Stock held in the Escrow Fund on behalf of such Stockholder in accordance with the Stockholder List. The Escrow Agent shall promptly forward, or cause to be forwarded, copies of any proxies, proxy statements and other soliciting materials which it receives to the Stockholders, and shall vote the applicable portion of the Escrowed Shares in accordance with any written instructions timely received from the Stockholders. Absent any such written instructions, the Escrow Agent shall not vote any Escrowed Shares.

                  (e) Within 10 days following the second anniversary of the Effective Time (the "General Escrow Termination Date"), the Escrow Agent shall deliver to the Stockholders, in accordance with their respective Proportional Interest in Cash and Proportional Interest in Shares, all remaining amounts in the General Escrow Fund (collectively, the "Escrow Assets Available for Release") that are not then subject to any unsatisfied Claims specified in any Claim Certificate delivered to the Stockholder Representative and the Escrow Agent before the General Escrow Termination Date with respect to facts and circumstances existing prior to the General Escrow Termination Date ("Pending Claims"); provided, however, that (i) a Claim Certificate shall be deemed to have been given hereunder with respect to any General Indemnified Loss sought to be collected from an insurance company by an Acquiror Indemnified Party under
Section 12.4 of the Merger Agreement if such General Indemnified Loss was incurred within six months prior to the General Escrow Termination Date, and notwithstanding such collection efforts the Acquiror shall deliver such Claim Certificate prior to the General Escrow Termination Date and (ii) promptly upon the resolution of all of such Pending Claims in accordance with the provisions of Article XII of the Merger Agreement and Section 5 of this

Agreement, Escrow Agent shall deliver to the Stockholders, in accordance with their respective Proportional Interests, all remaining amounts in the General Escrow Fund not required to satisfy the Pending Claims.

                  (f) Within 10 days after delivery to the Escrow Agent of either of the following documents (the "Special Escrow Termination Date"), the Escrow Agent shall deliver to the Stockholders, in accordance with their respective Proportional Interest in Cash and Proportional Interest in Shares, all remaining amounts in the Special Escrow Fund after payment in full of all claims relating to the Parker/Hunter Dispute: (i) a certified copy of a final non-appealable judicial order or judgment setting forth the Claim Amount (as defined in Section 5(a) below), if any, that the Acquiror Indemnified Parties are entitled to receive out of the Special Escrow Fund with respect to the Parker/Hunter Dispute or (ii) a copy of a written memorandum signed by an Acquiror Indemnified Party and the Stockholder Representative setting forth the Claim Amount, if any, that the Acquiror Indemnified Parties are entitled to receive out of the Special Escrow Fund with respect to the Parker/Hunter Dispute.

            5. CLAIMS FOR INDEMNIFICATION AGAINST THE ESCROW FUND.

                  (a) The Acquiror Indemnified Parties shall make any claims for Indemnified Losses to be satisfied from the applicable Escrow Fund by delivering a Claim Certificate (as defined below) to the Escrow Agent and, concurrently, a copy of such Claim Certificate to the Stockholder Representative. For purposes hereof, "Claim Certificate" shall mean a certificate signed by any officer of Acquiror or the Surviving Corporation, as the case may be. Such Claim Certificate shall (i) state that the Acquiror Indemnified Party claiming indemnification has paid, incurred or properly accrued or reasonably anticipates that it will have to pay, incur or accrue Indemnified Losses and the amount of such Indemnified Losses ("Claim Amount") and (ii) specify in reasonable detail the individual items of Indemnified Losses included in the amount so stated, the date each such item was paid, incurred or properly accrued or the basis for such anticipated liability and the nature of the misrepresentation, breach of warranty or covenant to which such Indemnified Losses are related. Unless the Stockholder Representative shall have delivered an Objection (as defined below) in accordance with Section 5(b) hereof, the Escrow Agent shall, on the 30th day (or such earlier day as the Stockholder Representative shall authorize in writing to the Escrow Agent) after receipt of a Claim Certificate, deliver to the Acquiror Indemnified Party (in accordance with Sections 5(d) and 5(e) below) the portion of the applicable Escrow Fund equal to Claim Amount.

                  (b) If the Stockholder Representative objects to any claim or claims made in any Claim Certificate to recover Indemnified Losses, the Stockholder Representative must deliver to the Escrow Agent a writing setting forth the basis for such objection within 30 days after delivery of the Claim Certificate to the Stockholder Representative (an "Objection"). Within 10 days of receipt of an Objection properly made, the Escrow Agent shall deliver to the Acquiror Indemnified Party from the applicable Escrow Fund such portion of the Claim Amount, if any, which is not subject to such Objection. Thereafter, the Escrow Agent shall not distribute to the Acquiror Indemnified Party any further portion of the Claim Amount stated in the Claim Certificate which is subject to such Objection out of the applicable Escrow Fund until the Escrow Agent shall have received (A) a certified copy of any final non-appealable judicial order or judgment determining the dispute and setting forth the portion of the Claim Amount, if any, which such Acquiror Indemnified Party is entitled to receive out of the applicable Escrow Fund with respect to such Objection or (B) a copy of a written memorandum signed by the applicable Acquiror Indemnified Party and the Stockholder Representative resolving such dispute and setting forth the amount of the Claim Amount, if any, which such Acquiror Indemnified Party is entitled to receive out of the applicable Escrow Fund with respect to such Objection, in either case, in accordance with Section 5(c) below. The Escrow Agent will deliver such portion of the Claim Amount from the applicable Escrow Fund to the Acquiror Indemnified Party within ten (10) days after the receipt of such final non-appealable judicial order, judgment or signed memorandum, as the case may be.

                  (c) If the Stockholder Representative has delivered an Objection and the Stockholder Representative and the Acquiror Indemnified Parties have agreed upon the rights of the respective parties with respect to each claim for indemnification hereunder subject to such Objection, then a memorandum setting forth such agreement shall be prepared and signed by the Stockholder Representative and the applicable Acquiror Indemnified Parties and furnished to the Escrow Agent. Such memorandum shall state the portion of the Claim Amount to be distributed to the Acquiror Indemnified Party out of the applicable Escrow Fund in connection with such Objection. The Escrow Agent shall be entitled to rely on any such memorandum and distribute such portion of the Claim Amount out of the applicable Escrow Fund in accordance with the terms thereof. If no agreement is reached by the parties, then Acquiror or the Surviving Corporation or the Stockholder Representative, on behalf of the Stockholders, may commence legal action either to obtain a judicial determination of the dispute (unless the amount of the Indemnified Losses at issue is pending litigation with a third party, in which event the action shall not be commenced until the amount of such Indemnified Losses is ascertained or such parties agree to the commencement of such action).

                  (d) (i) All distributions of the General Escrow Fund pursuant to this Section 5 shall be made with a combination of General Escrowed Shares and General Escrowed Cash in such respective amounts determined as follows: (A) a number of General Escrowed Shares with an aggregate Acquiror Stock Price (as defined below) equal to the General Escrowed Shares Percentage (as defined below) multiplied by the amount of the payable portion of the Claim Amount and
(B) an amount of General Escrowed Cash equal to the General Escrowed Cash Percentage (as defined below) multiplied by the amount of the payable portion of the Claim Amount. For purposes hereof, "General Escrowed Shares Percentage" shall mean 80 percent and "General Escrowed Cash Percentage" shall mean 20 percent.

                        (ii) All distributions of the Special Escrow Fund pursuant to this Section 5 shall be settled from a Pro Rata Portion (as defined below) of each Subaccount established under the Special Escrow Fund as follows:
(A) to the extent that any such Subaccount contains any Special Escrowed Cash, the distribution in respect thereof shall be paid solely in cash until such time as the Special Escrowed Cash contained therein is depleted, at which time the balance of such distribution shall be paid in Special Escrowed Shares valued at the Pre-Announcement Share Price (as defined below) and (B) to the extent any such Subaccount only contains Special Escrowed Shares, the distribution in respect thereof shall be paid in Special Escrowed Shares valued at the Pre-Announcement Share Price.

For purposes of this Agreement, the term "Pre-Announcement Share Price" shall mean a value of $7.47 for each Special Escrowed Share; and "Pro Rata Portion" shall mean the relative value of the combination of Special Escrowed Shares (valued at the Pre-Announcement Share Price) and Special Escrowed Cash contained in each Subaccount established under the Special Escrow Fund to the aggregate value of all the Special Escrowed Shares (valued at the Pre-Announcement Share Price) and all the Special Escrowed Cash deposited in the Special Escrowed Fund, measured as of the date hereof.

                  (e) (i) For the purposes of determining the number of General Escrowed Shares to be delivered to an Acquiror Indemnified Party out of the General Escrow Fund pursuant to this Section 5, each share of Acquiror Common Stock shall be valued at the Acquiror Stock Price (as adjusted, as applicable, for any stock splits, stock combinations, recapitalizations and similar actions or transactions). For purposes of this Agreement, "Acquiror Stock Price" shall mean the average closing price of the Acquiror Common Stock on the Nasdaq National Market as reported in The Wall Street Journal for the five (5) trading days ending one (1) business day prior to date that the General Escrowed Shares are distributed out of the General Escrow Fund by the Escrow Agent; provided, however, in the event that an Objection is made with respect to a Claim then the Acquiror Stock Price shall mean the average closing price of the Acquiror Common Stock on the Nasdaq National Market as reported in The Wall Street Journal for the five (5) consecutive trading days ending (1) business day prior to the date that the Claim is delivered to the Stockholder Representative.

                        (ii) For the purposes of determining the number of Special Escrowed Shares to be delivered to an Acquiror Indemnified Party out of the Special Escrow Fund pursuant to this Section 5, each share of Acquiror Common Stock shall be valued at the Pre-Announcement Share Price.

                  (f) Whenever this Agreement provides that the Escrow Agent shall disburse Escrowed Shares to an Acquiror Indemnified Party, the Escrow Agent shall deliver to the transfer agent for the Acquiror the stock certificate representing such Escrowed Shares and the transfer agent shall deliver to the Escrow Agent one stock certificate representing the number of shares to be delivered to the Acquiror Indemnified Party and another stock certificate representing the balance of Escrowed Shares remaining. The Escrow Agent shall then deliver to the Acquiror Indemnified Party a stock certificate representing the appropriate number of General Escrowed Shares determined in accordance with Sections 5(d) and 5(e). Distributions of General Escrowed Shares pursuant to
Section 5(d)(i) shall be debited to the Subaccounts established from the applicable Escrow Fund in accordance with the Stockholders' respective Proportional Interests in Shares. Distributions of Special Escrowed Shares pursuant to Section 5(d)(ii) shall be debited to such Subaccounts in accordance with Section 5(b)(ii).

            6. LIMITATIONS ON CLAIMS FROM ESCROW FUND. The rights of the Acquiror Indemnified Parties to make any claims against the applicable Escrow Fund shall be subject to all of the limitations set forth in the Merger Agreement, including, without limitation, the limitations set forth in Section
12.4 thereof.

            7. STOCKHOLDER REPRESENTATIVE.

                  (a) By virtue of the approval of the Merger Agreement by the holders of Company Common Stock and Company Preferred Stock (as such terms are defined in the Merger Agreement), John A. Friede shall (subject to Section 7(e) hereof) be the Stockholder Representative hereunder and shall be constituted and appointed as agent and attorney-in-fact for and on behalf of each of the Stockholders. The Stockholder Representative shall have full power and authority to represent all of the Stockholders and their successors with respect to all matters arising under this Agreement and all actions taken by the Stockholder Representative hereunder and thereunder shall be binding upon all Stockholders and their successors as if expressly confirmed and ratified in writing by each of them, including, without limitation, resolving all claims relating to the Escrow Fund and any indemnification claims and obligations. The Stockholder Representative shall take any and all actions which such Stockholder Representative believes are necessary or appropriate under this Agreement for and on behalf of the Stockholders, as fully as if such Stockholder Representative were acting on his own behalf, including (without limitation) consenting to, compromising or settling issues with respect to the Escrow Fund and all such indemnity claims with Acquiror Indemnified Parties under this Agreement, taking any and all other actions specified in or contemplated by this Agreement, and engaging counsel or accountants in connection with the foregoing matters. Without limiting the generality of the foregoing, the Stockholder Representative shall have full power and authority to interpret all the terms and provisions, and to consent to any amendment, of this Agreement on behalf of all Stockholders and such successors. No bond shall be required of the Stockholder Representative and the Stockholder Representative shall receive no compensation for services hereunder; provided, however, that Stockholder Representative shall be entitled to reimbursement for reasonable expenses incurred by Stockholder Representative in performing his duties hereunder (including reasonable attorneys' fees), which reimbursement shall be made solely out of the Escrow Assets Available for Release after the General Escrow Termination Date.

                  (b) The Stockholder Representative shall not be liable to Stockholders for any act done or omitted hereunder as Stockholder Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the written advice of counsel shall be conclusive evidence of such good faith.

                  (c) Solely to the extent of the Escrow Assets Available for Release after the General Escrow Termination Date, the Stockholder Representative shall be indemnified and held harmless from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, outside counsel fees, and disbursements that may be imposed on or incurred by the Stockholder Representative in connection with the performance of its duties under this Agreement, including but not limited to any arbitration or litigation arising from this Agreement or involving the subject matter hereof, unless such losses, claims, damages, liabilities or expenses shall be caused by the negligence or willful misconduct on the part of the Stockholder Representative.

                  (d) The Stockholder Representative shall treat confidentially and not disclose any nonpublic information from or about Acquiror or the Merger Sub to anyone, except as may be necessary in connection with any legal proceeding to enforce the Stockholder's rights under this Agreement or the Merger Agreement or as otherwise required by law.

                  (e) The Stockholder Representative may resign, and may be removed and a successor named by Stockholders having, in the aggregate, Subaccounts containing at least 50 percent or more of the total fair market value of the Escrow Fund. The Escrow Agent shall be promptly notified in writing of any such change in the Stockholder Representative. Upon any such replacement, the replacement Stockholder Representative shall be deemed the "Stockholder Representative" for all purposes hereunder.

            8. ACTIONS OF THE STOCKHOLDER REPRESENTATIVE. A decision, act, consent or instruction of the Stockholder Representative shall be deemed to constitute a decision of all the Stockholders and shall be final, binding and conclusive upon each such Stockholder of the Company, and Acquiror may rely upon any decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each and every such Stockholder. The Escrow Agent, the Acquiror and the Surviving Corporation are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

            9. FEES OF THE ESCROW AGENT. The fees of the Escrow Agent, including the normal costs of administering the Escrow Fund as set forth on the Fee Schedule attached hereto as Annex B, any expenses incurred by the Escrow Agent in performing its obligations pursuant to Section 4(d) herein and all fees and costs associated with the Escrow Agent's administration of Indemnified Losses, shall be paid (i) 50 percent by the Acquiror (out of its own funds), and (ii) fifty percent by the Stockholders (which shall be paid solely out of the Escrow
Fund).

            10. ESCROW AGENT'S DUTIES

                  (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein (and no implied duties).

                  (b) In the event the Escrow Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Escrow Agent hereunder, the Escrow Agent may refrain from taking any action and shall be fully protected and shall not be liable in any way to Acquiror, the Surviving Corporation, the Stockholder Representative or any Stockholder or other Person for refraining from taking such action, unless the Escrow Agent receives written instructions signed by Acquiror and the Stockholder Representative which eliminates such ambiguity or uncertainty to the reasonable satisfaction of Escrow Agent.

            11. LIABILITY OF THE ESCROW AGENT. In performing any of its duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses or expenses, except in the event of gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall reasonably and in good faith believe to be genuine. In addition, the Escrow Agent may consult with independent legal counsel in connection with its duties under this Agreement and shall be fully protected in any act taken, suffered or permitted by it in good faith and reasonable reliance on the advice of counsel. The Escrow Agent shall not be responsible for good faith mistakes with respect to determining and verifying the authority of any Person acting or purporting to act on behalf of any party to this Agreement to the extent the Escrow Agent is not grossly negligent.

            12. SUCCESSOR ESCROW AGENTS. Any Person that is the successor of Escrow Agent, by merger, consolidation or transfer of substantially all the business of the Escrow Agent, shall be the Escrow Agent under this Escrow Agreement without further act.

            13. DISPUTE RESOLUTION. If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of the Escrow Fund or the terms and conditions hereof, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's reasonable discretion, it may require, despite what may be set forth elsewhere in this Agreement.

            14. INDEMNIFICATION OF ESCROW AGENT. Acquiror (but only to the extent of the amount available from the Escrow Fund) and the Stockholder Representative, on behalf of the Stockholders (but only out of, and only to the extent of the amount available from, the Escrow Fund) jointly and severally agree to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, outside counsel fees, and disbursements that may be imposed on the Escrow Agent, or incurred by it in connection with the performance of its duties under this Agreement, including but not limited to any arbitration or litigation arising from this Agreement or involving the subject matter hereof, unless such loss, claim, damage, liability or expense shall be caused by the negligence or willful misconduct on the part of the Escrow Agent. Nothing contained in this Section 14 shall impair the respective rights of the Stockholder Representative, on behalf of the Stockholders, and the Acquiror against the other.

            15. RESIGNATION OF ESCROW AGENT. The Escrow Agent may resign at any time upon giving at least 30 days written notice to the other parties; provided, however, that no such resignation shall become effective until the appointment of a successor Escrow Agent which shall be accomplished as follows: Acquiror and the Stockholder Representative shall use all reasonable efforts to agree on a successor Escrow Agent within 30 days after receiving such notice. If the parties fail to agree on a successor Escrow Agent within such time, then the Escrow Agent shall have the right to appoint a successor Escrow Agent, provided that the successor so chosen shall have capital, surplus and undivided profits of at least $200,000,000. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The predecessor Escrow Agent then shall be discharged from any further duties and liability under this Agreement.

            16. MISCELLANEOUS.

                  (a) Assignment; Binding Upon Successors and Assigns. None of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties; provided, however, that the Stockholders' interest in this Agreement and the Escrow Fund (prior to the disbursement thereof) may be transferred by operation of law, intestacy, devise or descent. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (b) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable

                  (c) Entire Agreement. This Agreement, the Merger Agreement, the Annexes hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or trade usage inconsistent with any of the terms hereof.

                  (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Acquiror to:

                  North American Scientific, Inc.
                  20200 Sunburst Street
                  Chatsworth, California 91311
                  Attention: L. Michael Cutrer, President
                  Facsimile: (818) 734-5837

                  with a copy to:

                  McDermott, Will & Emery
                  2049 Century Park East
                  Suite 3400
                  Los Angeles, CA  90067-3208
                  Attention: Mark J. Mihanovic, Esq.
                  Facsimile: (310) 277-4730

                  If to the Company, to:

                  NOMOS Corporation
                  200 West Kensinger Drive, Suite 100
                  Cranberry Township, Pennsylvania 16006
                  Attention: John W. Manzetti, President
                  Facsimile: (724) 741-8600

                  If to the Stockholder Representative, to:

                  John A. Friede
                  One Shore Road
                  Rye, New York 10580
                  Attention: John A. Friede
                  Facsimile: (914) 698-1034

                  with a copy to:

                  Cohen & Grigsby
                  11 Stanwix Street, 15th Floor
                  Pittsburgh, PA  15222
                  Attention: Mark I. Baseman, Esq.
                  Facsimile: (412) 209-0672

                  If to the Escrow Agent, to:

                  U.S. Bank National Association
                  Corporate Trust Services
                  60 Livingston Ave. EP-MN-WS3C
                  St. Paul, MN 55107
                  Attention: Thomas H. Caruth
                  Facsimile: 651-495-8096

                  (e) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

                  (f) Amendment and Waivers. Any term or provision of this Agreement may be amended only by an instrument in writing signed on behalf of each of the parties hereto. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

                  (g) Further Assurances. Each party agrees to reasonably cooperate with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                  (h) Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other Person unless specifically provided otherwise herein and except for the Stockholders, and, except as so provided, all provisions hereof shall be solely between the parties to this Agreement.

                  (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

                  (j) Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                NORTH AMERICAN SCIENTIFIC, INC.


                                By: /s/  L. Michael Cutrer
                                    --------------------------------------------
                                    Name: L. Michael Cutrer
                                    Title: President and Chief Executive Officer

                                NOMOS CORPORATION


                                By: /s/ John W. Manzetti
                                    --------------------------------------------
                                    Name: John W. Manzetti
                                    Title: President and Chief Executive Officer

                                STOCKHOLDER REPRESENTATIVE


                                /s/  John A. Friede
                                    --------------------------------------------
                                    Name: John A. Friede

                                U.S. BANK NATIONAL ASSOCIATION


                                By: /s/ Thomas H. Caruth
                                    --------------------------------------------
                                    Name: Thomas H. Caruth
                                    Title: Vice President

                                     ANNEX A

                                STOCKHOLDER LIST

                                  General Escrow Fund               Special Escrow Fund
                            -------------------------------   -------------------------------
    Stockholder Name,           General          General          Special          Special
Address and Tax ID Number   Escrowed Shares   Escrowed Cash   Escrowed Shares   Escrowed Cash
-------------------------   ---------------   -------------   ---------------   -------------




                                     ANNEX B

                                ESCROW AGENT FEES

                            Annual fee of $15,000.00

                                     ANNEX C

                      U.S. BANK TRUST NATIONAL ASSOCIATION
                         U.S. BANK MONEY MARKET ACCOUNTS
                         U.S. BANK NATIONAL ASSOCIATION
                          ACCOUNT DESCRIPTION AND TERMS

The U.S. Bank money market accounts are U.S. Bank National Association ("U.S. Bank") deposit accounts designed to meet the needs of Global Escrow and other Corporate Trust customers of U.S. Bank Trust National Association. The accounts pay competitive variable interest rates, which are determined based upon the customer's aggregated balance. These accounts are insured by the Federal Deposit Insurance Corporation.

Interest rates currently offered on the accounts are determined at U.S. Bank's discretion and may change daily. U.S. Bank uses the daily balance method to calculate interest on these accounts. This method applies a daily periodic rate to the principal in the accounts each day. The average daily balance is calculated by adding the principal in an account for each day of the month and dividing that figure by the number of days in the period. Interest is compounded on a monthly basis.

The owner of the accounts is U.S. Bank Trust National Association as Agent for its customers. All account deposits and withdrawals are performed by U.S. Bank Trust National Association. U.S. Bank Trust National Association is an affiliate of U.S. Bank.

For further information, call your account representative at U.S. Bank Trust National Association.